SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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BIOLARGO, INC.
(Name of Registrant As Specified In Its Charter)

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Nature’s Best Solution

BioLargo, Inc.

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

To Our Stockholders:

This Information Statement is being furnished to the stockholders of BioLargo, Inc., a Delaware corporation (the “Company”), in connection with the election of the directors of the Company by the written consent of holders of in excess of 50% of the voting rights of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE NOT REQUESTED TO SEND US A PROXY.

Only stockholders of record at the close of business on April 25, 2008 shall be provided a copy of this Information Statement.

By Order of the Board of Directors,

Dennis Calvert

President and Chief Executive Officer

April 29, 2008

Irvine, California

TABLE OF CONTENTS

TO

INFORMATION STATEMENT

IN LIEU OF

2008 ANNUAL MEETING OF STOCKHOLDERS

OF

BIOLARGO, INC.

i

INFORMATION STATEMENT

IN LIEU OF

2008 ANNUAL MEETING OF STOCKHOLDERS

OF BIOLARGO, INC.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED

IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY

We are distributing this Information Statement (the “Information Statement”) to our stockholders in full satisfaction of any notice requirements the Company may have under Securities and Exchange Act of 1934, as amended, and applicable Delaware law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters rights under the Delaware General Corporation Law, are afforded to the Company’s stockholders as a result of the adoption of the resolutions contemplated herein.

The Information Statement is being mailed on or about May 9, 2008 to the holders of record at the close of business on April 25, 2008 (the “Record Date”), of the common stock of BioLargo, Inc., a Delaware corporation (the “Company”), in connection with action by written consent in lieu of an annual meeting to elect directors to the Board of Directors (the “Board”).

The vote required to elect directors is the affirmative vote of the holders of a majority of the Company’s common stock. Each holder of common stock is entitled to one vote for each share of common stock held. The date for purposes of determining the number of outstanding shares of common stock and for determining stockholders entitled to vote, is the close of business on the Record Date. As of the Record Date, the Company had outstanding 40,467,611 shares of common stock.

Members of the Board who collectively own or have voting authority for an aggregate 26,492,907 shares of the Company’s outstanding common stock (the “Consenting Stockholders”) intend to vote in favor of each of management’s nominees for directors. These stockholdings represent approximately 65.5% of the total outstanding common stock of the Company, as of the Record Date, which is sufficient to take the proposed action to elect the directors. Even though the Consenting Stockholders are themselves the nominees for directorship, they have the authority under Delaware law to vote in favor of themselves and to elect the nominees to the Board. The Company does not intend to solicit any proxies or consents from any other stockholders in connection with this action.

Section 141(f) of the Delaware General Corporation Law (the “Delaware Law”) provides that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes hereafter described, the Board voted to utilize, and has obtained, the written consent of the Consenting Stockholders who own shares representing a majority of our common stock. The resolutions adopted in that written consent will not become effective before the date which is 20 days after this Information Statement is first mailed to stockholders. You are urged to read this Information Statement in its entirety for a description of the action taken by the Consenting Stockholders.

Pursuant to Section 228(c) of the Delaware Law, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters’ or appraisal rights under the Delaware Law are afforded to the Company’s stockholders as a result of the approval of the resolutions.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Our Annual Report for the year ended December 31, 2007, on Form 10-K (the “10-K”) is being mailed to stockholders concurrently with this information statement. The 10-K is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

Our executive offices are located at 2603 Main Street, Suite 1155, Irvine, California 92614 and our telephone number at that location is (949) 235-8062.

ELECTION OF DIRECTORS

Composition of Board of Directors

Our bylaws provide that the Board shall consist of not less than two and not more than seven directors. The Board currently consists of five members. The Board has fixed the size of the Board to be elected in 2008 at five members. There are no family relationships among any of our current directors, the nominees for directors and our executive officers.

The Consenting Stockholders, consisting of (i) Kenneth Reay Code, who collectively beneficially owns more than a sufficient number of votes to cause the election of the entire Board himself and (ii) other members of the Board, intend to vote all shares of our common stock beneficially owned by them FOR the election of the nominees listed below. These nominees have been selected by the Board. All of the nominees are currently members of the Board. If elected, each nominee will serve until the annual meeting of stockholders to be held in 2009 (or action by written consent of stockholders in lieu thereof) or until his successor has been duly elected and qualified.

In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the present Board will fill any such vacancy. In the event that additional persons are nominated for election as directors, the Consenting Stockholders intend to vote all of their shares for the nominees listed below and against any such additional nominees. As of the date of this information statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

The Board does not have a Nominating/Corporate Governance Committee primarily because capital constraints, the Company’s early operational state and the size of the current Board make constituting and administering such a committee excessively burdensome and costly. With respect to the nominees for election in 2008, every director of the Company participated in the decisions relating to the nomination of directors.

Nominees for Election as Directors

The following is certain information as of April 1, 2008 regarding the nominees for election as directors:

Name	Position	Age	Director Since
Dennis P. Calvert	President, Chief Executive Officer and Chairman	45	June 2002
Joseph L. Provenzano	Executive Vice President of Operations, Corporate Secretary and Director	39	June 2002
Gary A. Cox(1)(2)	Director	46	May 2003
Dennis E. Marshall(1)(2)	Director	65	April 2006
Kenneth R. Code	Director	61	April 2007

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

Biographical Information Regarding Directors and Nominees

Dennis Calvert is our President, Chief Executive Officer and Chairman of the Board. Mr. Calvert was appointed a director in June 2002, and has served as President and Chief Executive Officer since June 2002, Corporate Secretary from September 2002 until March 2003, and Chief Financial Officer from March 2003 through January 2008. Mr. Calvert holds a B.A. in Economics from Wake Forest University, where he was a varsity basketball player on full scholarship. Mr. Calvert also studied at Columbia University and Harding University. He was an honor student in high school with numerous leadership awards. He is also an Eagle Scout. Mr. Calvert has an extensive entrepreneurial background as an operator, investor and consultant. From June 2002 to September 2002 he served as president of Med Wireless, Inc. In 1998 he was a founder, president and board member of Utelecom Communications, Inc. where he led the acquisition of four companies and secured a line of credit for $7.5 million. He was an investor and served as a manager of Beep for Free.com, LLC beginning in the year 2000, a consumer products and technology related company. Mr. Calvert resigned as the manager of Beep For Free.com, LLC in June 2002 and the company ceased operations in December 2002. Mr. Calvert was a founder and chairman of ZZYZX Technologies, Inc., a company that designed and produced high tech equipment. ZZYZX was sold in 2001. From 1990 to 1996 Calvert served as head of mergers and acquisitions for Medical Asset Management, Inc., a company that acquired and managed medical-related businesses. During his tenure he participated in more than 50 acquisitions and served in numerous positions with the company. Prior, he was a founder and officer of a medical recruiting and consulting firm named Merritt Hawkins and Associates from 1987 to 1990. Earlier, he was a top producing sales associate for a leading physician recruitment firm, Jackson and Coker, Inc. and served as a sales associate for Diamond Shamrock Chemicals Company from 1985 to 1986.

Joseph Provenzano has been a director since June 2002, assumed the role of Corporate Secretary in March 2003 and was appointed Executive Vice President of Operations in January 2008. Mr. Provenzano began his corporate career in April 1988 as a Personnel Manager and Recruiter for First American Travel, a marketing company in Southern California. From June 1991 to September 1995 he worked as a technician within the Commercial and Residential security industry. From September 1995 to September 1996 he was employed by two major Southern California moving and storage companies as head of marketing. From September 1996 to April 2001 he owned a marketing company called Pre-Move Marketing Services (PMSA), offering advertising and direct marketing products for the moving and storage industry. From April 2001 to March 2003 he worked with an investment holding company to manage their mergers and acquisitions department, participating in more than 50 corporate mergers and acquisitions.

Gary A. Cox has been a director since May 2003. Mr. Cox has more than 14 years in the healthcare field as consultant to hospitals and medical groups. Since March 2008, Mr. Cox has worked as the Director of Physician Recruitment for The Fortus Group, an executive search firm specializing in the dialysis industry. From January 2007 to March 2008, Mr. Cox worked as a corporate recruiter and recruitment manager for United PamAm Financial Corporation, a specialty finance company focused on the automobile industry. From December 2005 to January 2007, Mr. Cox was an executive search consultant with Management Recruiters International, an executive search firm specializing in the biotechnology industry. In addition, since 1995, he has also been providing search and consulting services to hospitals and clinics throughout the United States. Previously, Mr. Cox served for more than 10 years with firms in the United Kingdom in various executive recruiting, sales and marketing positions. He holds a technical degree in engineering from Leicester University in England. He was also a competitive athlete and played for a number of professional soccer (football) clubs in England in his early career.

Dennis E. Marshall has been a director since April 2006. Mr. Marshall has over 35 years of experience in real estate, asset management, management level finance, and operations-oriented management. Since 1981, Mr. Marshall has been a real estate investment broker in Orange County, California, representing buyers and sellers in investment acquisitions and dispositions. From March 1977 to January 1981, Mr. Marshall was a real estate syndicator at McCombs Corporation as well as the assistant to the Chairman of the Board. While at McCombs Corporation, Mr. Marshall became the Vice President of Finance, where he financially monitored numerous public real estate syndications. From June 1973 to September 1976, Mr. Marshall served as an equity controller for the Don Koll Company, an investment builder and general contractor firm, at which Mr. Marshall worked closely with institutional equity partners and lenders. Before he began is career in real estate, Mr. Marshall worked at Arthur Young & Co. (now Ernst & Young) from June 1969 to June 1973, where he served as Supervising Senior Auditor and was responsible for numerous independent audits of publicly held corporations. During this period, he obtained Certified Public Accountant certification. Mr. Marshall earned a degree in Accounting from the University of Texas, Austin in 1966 and earned a Master of Science Business Administration from the University of California, Los Angeles in 1969. Mr. Marshall serves as Chairman of the Audit and Compensation Committees.

Kenneth R. Code is the founder of IOWC Technologies, Inc. (“IOWC”). Mr. Code has been a director since April 2007 and also serves as our Chief Technology Officer. Mr. Code is our single largest stockholder. From December 2000 to present, Mr. Code has been the President of IOWC, a company which is engaged in the research and development of advanced disinfection technology, and from which the Company acquired the BioLargo technology in April 2007. From December 2000 through October 2003, Mr. Code also served as a director and Vice Chairman of BioLargo Technologies Inc., where he was engaged in pre-commercial efforts to seat inorganic disinfection technologies into the non-woven air-laid industry. Mr. Code has authored several publications concerning, and has filed several patent applications applying, disinfection technology. Mr. Code graduated from the University of Calgary, Alberta, Canada.

Agreements with Directors

Under the terms of agreements between the Company and Mr. Code, the Board has appointed Mr. Code as our Chief Technology Officer pursuant to an employment agreement and has appointed Mr. Code to the Board, which appointment was effective April 30, 2007, in connection with our acquisition of the BioLargo technology from Mr. Code and a company that Mr. Code controls.

See the discussion concerning agreements with Mr. Provenzano under the caption “Executive Compensation—Employment Agreements—Joseph Provenzano” set forth below.

CORPORATE GOVERNANCE

Our corporate website, www.biolargo.com, contains the charters for our Audit and Compensation Committees and certain other corporate governance documents and policies including our Code of Ethics. Any changes to these documents and any waivers granted with respect to our code of ethics will be posted on our website. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to Secretary, BioLargo, Inc., 2603 Main Street, Suite 1155, Irvine, California 92614. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated by reference into this or any other filing we make with the Securities and Exchange Commission (“SEC”).

Director Independence

The Board has determined that each of Messrs. Cox and Marshall is independent as defined under NASDAQ Marketplace rules. The Board has determined that none of Messrs. Calvert, Code or Provenzano is independent as defined under NASDAQ Marketplace rules. None of Messrs. Calvert, Code or Provenzano serves on any committees of the Board.

Meetings of the Board

The Board held five meetings and acted by written consent five times during 2007. Each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board and committees on which the director served in 2007. Each of our directors is encouraged to attend our annual meeting of Stockholders, when these are held, and to be available to answer any questions posed by stockholders to such director.

Communications with the Board

The following procedures have been established by the Board in order to facilitate communications between our stockholders and the Board:

•

Stockholders may send correspondence, which should indicate that the sender is a stockholder, to the Board or to any individual director, by mail to Corporate Secretary, BioLargo, Inc., 2603 Main Street, Suite 1155, Irvine, California 92614.

•

Our Secretary will be responsible for the first review and logging of this correspondence and will forward the communication to the director or directors to whom it is addressed unless it is a type of correspondence which the Board has identified as correspondence which may be retained in our files and not sent to directors. The Board has authorized the Secretary to retain and not send to directors communications that: (a) are advertising or promotional in nature (offering goods or services), (b) solely relate to complaints by clients with respect to ordinary course of business customer service and satisfaction issues or (c) clearly are unrelated to our business, industry, management or Board or committee matters. These types of communications will be logged and filed but not circulated to directors. Except as set forth in the preceding sentence, the Secretary will not screen communications sent to directors.

•

The log of stockholder correspondence will be available to members of the Board for inspection. At least once each year, the Secretary will provide to the Board a summary of the communications received from stockholders, including the communications not sent to directors in accordance with the procedures set forth above.

Our stockholders may also communicate directly with the non-management directors as a group, by mail addressed to Dennis Marshall, c/o Corporate Secretary, BioLargo, Inc., 2603 Main Street, Suite 1155, Irvine, California 92614.

Our Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding questionable accounting, internal controls, and financial improprieties or auditing matters. Any of our employees may confidentially communicate concerns about any of these matters by mail addressed to Audit Committee, c/o Corporate Secretary, BioLargo, Inc., 2603 Main Street, Suite 1155, Irvine, California 92614.

All of the reporting mechanisms are also posted on our website. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal controls or auditing matters and, if it does, it will be handled in accordance with the procedures established by the Audit Committee.

Committees of the Board of Directors

The Board has established an Audit Committee and a Compensation Committee.

The Audit Committee meets with management and our independent public accountant to review the adequacy of internal controls and other financial reporting matters. Dennis Marshall served as Chairman of the Audit Committee during 2007 and continues to serve in that capacity. Gary Cox also serves on the Audit Committee. The Board has determined that Mr. Marshall qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Audit Committee met six times during 2007.

The Compensation Committee reviews the compensation for all of our officers and directors and affiliates. The Committee also administers our equity incentive option plan. Mr. Marshall served as Chairman of the Compensation Committee during 2007 and continues to serve in that capacity. Mr. Cox also serves on the Compensation Committee. The Compensation Committee met four times during 2007.

The Board did not modify any action or recommendation made by the Compensation Committee with respect to executive compensation for the 2007 fiscal year. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long term.

We do not have a Nominating/Corporate Governance Committee primarily because capital constraints, our early operational state and the size of our current Board make constituting and administering such a committee excessively burdensome and costly. The traditional responsibilities of such a committee are handled by the Board as a whole. With respect to the nominees for election in 2008, each of our directors participated in the decisions relating to the nomination of directors.

In October 2004, the Board adopted a written code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and persons holding 10% or more of the Company’s common stock to file reports regarding their ownership and regarding their acquisitions and dispositions of our common stock with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of Forms 3, 4, and 5 (and amendments thereto) and written representations provided to us by executive officers, directors and stockholders beneficially owning 10% or greater of the outstanding shares, we believe that such persons filed pursuant to the requirements of the SEC on a timely basis, except that (i) Mr. Calvert did not timely make two filings on Form 4, one with respect to gifts of shares of common stock and the other with respect to options to purchase common stock granted to him pursuant to his employment agreement; (ii) Mr. Cox did not timely make four filings on Form 4, three with respect to shares of common stock issued to him in lieu of cash payments of directors’ fees and one with respect to options to purchase common stock granted to him pursuant to the stock option plan approved by our stockholders in 2007 (the “2007 Plan”; see “Equity Compensation Plans—2007 Equity Incentive Plan” below); and (iii) Mr. Marshall did not make five filings on Form 4, three with respect to shares of common stock issued to him in lieu of cash payments of directors’ fees, one with respect to his conversion of a convertible promissory note into shares of common stock and one with respect to options to purchase common stock granted to him pursuant to the Company’s 2007 Equity Incentive Plan. Mr. Calvert has since filed one Form 5 to report his transactions. Mr. Cox has since filed one Form 4 and one Form 5 to report his transactions. Mr. Marshall has since filed one Form 4 and one Form 5 to report his transactions.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Year	Salary	Stock or Option Awards	Non-Equity Plan Based Incentive Compensation	All Other Compensation		Total
Dennis Calvert(1)	2006	$184,800	$—	$—	$—		$184,800
President, Chief Executive Officer and Chief Financial Officer	2007	$184,800	3,046,346	—	10,100	(2)	$3,241,246

Joe Provenzano(3)	2006	$61,200	—	—	40,000		$101,200
Corporate Secretary	2007	$70,166	92,520	—	—		$162,686

Kenneth R. Code(4)	2006	$—	—	—	—		$—
Chief Technology Officer	2007	$123,200	184,900	—	8,000	(5)	$316,100

(1)	In 2006 the employment agreement for Mr. Calvert provided for a base salary of $184,800. During 2006, we made payments totaling $179,400 and the remaining balance of $5,400 was accrued and unpaid as of December 31, 2006; the balance of $5,400 was converted into shares of our common stock on March 15, 2007. In 2007 the employment agreement for Mr. Calvert provided for a base salary of $184,800. During 2007, we made payments totaling $184,800. See “Employment Agreements—Dennis Calvert” below for more details.

On April 30, 2007, we issued an option to Mr. Calvert to purchase 7,733,259 shares of our common stock at $0.18 per share, a discount to the $0.37 closing price on the date of issuance, pursuant to Mr. Calvert’s employment agreement. This option vests over three years in equal amounts on the anniversary date, and expires ten years from the date of issuance. The fair value of this option was $2,861,306 and for the year ended December 31, 2007 we recognized $635,846 of compensation expense.

On December 28, 2007 we issued an option to Mr. Calvert to purchase 200,000 shares of our common stock. The option was issued under the 2007 Plan, is exercisable at $0.94 per share, expires ten years from the date of grant, and vests in equal installments on the first, second and third anniversary date of the grant. The fair value of these options was $185,040 and for the year ended December 31, 2007 we recognized $0 compensation expense. The fair value of this option will be recorded as compensation expense ratably over the vesting period.

(2)	Consists of $2,100 of health insurance premium reimbursements and $8,000 of automobile allowance payments, $6,950 of which has been paid to Mr. Calvert and $3,150 of which has been accrued but not paid.

(3)	Mr. Provenzano’s 2002 employment agreement provided for a base salary of $130,800. However, in 2005, the Company and Mr. Provenzano agreed that he would work for the Company on an as needed basis. In 2006, we accrued salary for Mr. Provenzano in the amount of $101,200. Of this amount, $61,200 related to services performed in 2006 and $40,000 related to services performed in 2005 but which was not accrued in 2005. Of the total $101,200, $2,100 was paid in cash. On March 15, 2007, the $99,000 balance was converted into 264,001 shares of the Company’s common stock. In 2007 Mr. Provenzano continued to work for the Company on an as needed basis and earned salary totaling $70,166. We made payments totaling $33,299 to Mr. Provenzano during 2007, and the remaining $36,867 was accrued and unpaid as of December 31, 2007. See “Employment Agreements—Joseph L. Provenzano” below for more details of this transaction.

On December 28, 2007 we issued an option to Mr. Provenzano to purchase 100,000 shares of our common stock. The option was issued under our 2007 Plan, is exercisable at $0.94 per share, expires ten years from the date of grant, and vests in equal installments on the first, second and third anniversary date of the grant. The fair value of this option was $92,520 and for the year ended December 31, 2007 we recognized $0 compensation expense. The fair value of this option will be recorded as compensation expense ratably over the vesting period.

(4)	On April 30, 2007, Kenneth R. Code was appointed Chief Technology Officer and his employment agreement provides for a base salary of at the annual rate of $184,800. Under his employment agreement he earned and was paid $123,200 in 2007. On December 28, 2007 we issued an option to Mr. Code to purchase 200,000 shares of our common stock. The option was issued under our 2007 Plan and is exercisable at $1.03 per share, expires ten years from the date of grant, and vests in equal installments on the first, second, and third anniversary date of the grant. The fair value of the option was $184,900 and for the year ended December 31, 2007 we recognized $0 compensation expense. The fair value of this option will be recorded as compensation expense ratably over the vesting period.

(5)	Consists of $8,000 of automobile allowance payments, $1,600 of which has been paid to Mr. Code and $6,400 of which has been accrued but not paid.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price		Share Price on Grant Date	Option Expiration Date
Dennis Calvert	—	7,733,259	(1)	—		$0.18	(2)	$0.37	April 30, 2017
	—	—		200,000	(3)	$0.94		$0.94	December 28, 2017
Joseph Provenzano	—	—		100,000	(3)	$0.94		$0.94	December 28, 2017
Kenneth R. Code	—	—		200,000	(3)	$1.03		$0.94	December 28, 2017

(1)	Mr. Calvert was granted an option to purchase 7,733,259 shares of our common stock pursuant to his employment agreement entered into on April 30, 2007. The options granted to Mr. Calvert vest over three years in equal amounts on the anniversary of the option grant date.

(2)	The option exercise price of $0.18 was below the $0.37 closing price of our common stock on the date of the employment agreement. In arriving at the option price, the Compensation Committee of our Board (the “Compensation Committee”) determined the pricing was appropriate based on a number of factors, including (i) that the initial tranche of options does not vest until one year from the option grant date, (ii) with the quantity of the shares that would be issued, a block of shares that size could not be liquidated without affecting the market price of the shares, and (iii) the shares would be “restricted shares” and thereafter would be subject to the volume and manner of sale limitations applicable to affiliates under Rule 144 under the Securities Act of 1933.

(3)	On December 28, 2007, the Compensation Committee granted options to Messrs. Calvert, Provenzano and Code under the 2007 Plan, which options vest over three years in equal amounts on the anniversary of the option grant date.

Employment Agreements

Dennis Calvert

We entered into an employment agreement with Dennis Calvert, our President and Chief Executive Officer, in December 2002 (the “2002 Calvert Employment Agreement”). The 2002 Calvert Employment Agreement provides for Mr. Calvert to be employed for five years at an annual salary of $168,000. The 2002 Calvert Employment Agreement further provides that Mr. Calvert work with the Company on a full time basis, that the office be located in Orange County, California, that he receive annual increases of 10% of his base income, that bonuses will be payable based on the greater of a performance scale established by the Compensation Committee, assigned by the Board, or 3% of the annual increase in market capitalization value. The compensation plan includes benefits of a car allowance, insurance and a standard vacation package. The 2002 Calvert Employment Agreement has certain minimum performance standards and calls for a severance package equal to one year’s base compensation, plus an additional one half year’s compensation for each year of service beginning in 2003. Standard confidentiality, Company ownership rights to property and assets and arbitration clauses are included in the agreement. In contemplation of a proposed amendment to Mr. Calvert’s employment agreement, the Board of Directors approved an increase in Mr. Calvert’s cash compensation, effective January 1, 2006, to $184,800 per year.

On March 15, 2007, we converted an aggregate of $337,796 of accrued and unpaid obligations to Mr. Calvert into 900,790 shares of our common stock at $0.375 per share, the closing price of our common stock on such date. Of this amount, $334,683 related to accrued and unpaid compensation through December 31, 2006 pursuant to the 2002 Calvert Employment Agreement and $3,113 related to accrued and unreimbursed expenses as of December 31, 2006.

We entered into a new employment agreement dated as of April 30, 2007 with Mr. Calvert (the “2007 Calvert Employment Agreement”). The previous employment agreement with Mr. Calvert, dated December 11, 2002, was terminated.

The 2007 Calvert Employment Agreement provides that Mr. Calvert will serve as our President and Chief Executive Officer, and receive (i) base compensation of $184,800 annually (with an automatic 10% annual increase); and (ii) a bonus in such amount as the Compensation Committee may determine from time to time. In addition, Mr. Calvert will be eligible to participate in incentive plans, stock option plans, and similar arrangements as determined by our Board. When such benefits are made available to our senior employees, Mr. Calvert is also eligible to receive heath insurance premium payments for himself and his immediate family, a car allowance of $800 per month, paid vacation of four weeks per year plus an additional two weeks per year for each full year of service during the term of the agreement up to a maximum of ten weeks per year, life insurance equal to three times his base salary and disability insurance.

The 2007 Calvert Employment Agreement provides that Mr. Calvert will be granted an option (the “Option”) to purchase 7,733,259 shares of our common stock. The Option shall be a non-qualified stock option, shall be exercisable at $0.18 per share, shall be exercisable for ten years from the date of grant and shall vest over time as follows:

First anniversary of the date of the Agreement	2,577,753
Second anniversary of the date of the Agreement	2,577,753
Third anniversary of the date of the Agreement	2,577,753

Notwithstanding the foregoing, any portion of the Option which has not yet vested shall be immediately vested in the event of, and prior to, a change of control, as defined in the 2007 Calvert Employment Agreement. Consistent with the foregoing, the precise terms and conditions of the agreement evidencing the Option shall be as determined by the Board and/or the Compensation Committee.

The 2007 Calvert Employment Agreement has a term of five years, unless earlier terminated in accordance with its terms. The 2007 Calvert Employment Agreement provides that Mr. Calvert’s employment may be terminated by the Company due to disability, for cause or without cause. “Disability” as used in the 2007 Calvert Employment Agreement means physical or mental incapacity or illness rendering Mr. Calvert unable to perform his duties on a long-term basis (i) as evidenced by his failure or inability to perform his duties for a total of 120 days in any 360 day period, or (ii) as determined by an independent and licensed physician whom Company selects, or (iii) as determined without recourse by the Company’s disability insurance carrier. If Mr. Calvert’s employment is terminated for cause he will be eligible to receive his accrued base compensation and vacation compensation through the date of termination. If Mr. Calvert’s employment is terminated without cause, then he will be eligible to receive the greater of (i) one year’s compensation plus an additional one half year for each year of service since the effective date of the employment agreement or (ii) one year’s compensation plus an additional one half year for each year remaining in the term of the agreement.

The 2007 Calvert Employment Agreement requires Mr. Calvert to keep certain information confidential, not to solicit customers or employees of the Company or interfere with any business relationship of the Company, and to assign all inventions made or created during the term of the 2007 Calvert Employment Agreement as “work made for hire”.

Kenneth R. Code

As part of the completion of the acquisition of the BioLargo technology from IOWC, we entered into an Employment Agreement dated as of April 30, 2007 with Mr. Code (the “Code Employment Agreement”). The Consulting Agreement with Mr. Code dated June 20, 2006 as amended as of December 20, 2006 and as of March 30, 2007, was terminated when we entered into the Employment Agreement with Mr. Code.

The Code Employment Agreement provides that Mr. Code will serve as our Chief Technology Officer, and receive (i) base compensation of $184,800 annually (with an automatic 10% annual increase); and (ii) a bonus in such amount as the Compensation Committee may determine from time to time. In addition, Mr. Code will be eligible to participate in incentive plans, stock option plans, and similar arrangements as determined by the Board. When such benefits are made available to our senior employees, Mr. Code is also eligible to receive heath insurance premium payments for himself and his immediate family, a car allowance of $800 per month, paid vacation of four weeks per year plus an additional two weeks per year for each full year of service during the term of the agreement up to a maximum of ten weeks per year, life insurance equal to three times his base salary and disability insurance. The Code Employment Agreement has a term of five years, unless earlier terminated in accordance with its terms.

The Code Employment Agreement also provides that Mr. Code’s employment may be terminated by the Company due to disability, for cause or without cause. “Disability” as used in the Employment Agreement means physical or mental incapacity or illness rendering Mr. Code unable to perform his duties on a long-term basis (i) as evidenced by his failure or inability to perform his duties for a total of 120 days in any 360 day period, or (ii) as determined by an independent and licensed physician whom Company selects, or (iii) as determined without recourse by the Company’s disability insurance carrier. If Mr. Code’s employment is terminated for cause he will be eligible to receive his accrued base compensation and vacation compensation through the date of termination. If Mr. Code’s employment is terminated without cause, then he will be eligible to receive the greater of (i) one year’s compensation plus an additional one half year for each year of service since the effective date of the employment agreement or (ii) one year’s compensation plus an additional one half year for each year remaining in the term of the agreement.

The Code Employment Agreement requires Mr. Code to keep certain information confidential, not to solicit customers or employees of the Company or interfere with any business relationship of the Company, and to assign all inventions made or created during the term of the Code Employment Agreement as “work made for hire”.

In connection with the closing of the acquisition of the BioLargo technology and the execution of the Code Employment Agreement, Mr. Code was also elected to the Board of both BioLargo and our wholly-owned subsidiary, BioLargo Life Technologies, Inc. (“BLTI”).

Joseph L. Provenzano

We entered into an employment agreement on March 1, 2003 (the “2003 Provenzano Agreement”) with Joseph L. Provenzano, our Corporate Secretary. The 2003 Provenzano Agreement provides for Mr. Provenzano to be employed for five years at an annual base salary of $130,800. The 2003 Provenzano Agreement provides that, at our discretion, we may choose to pay up to $4,900 of Mr. Provenzano’s monthly salary in the form of stock in lieu of cash. Mr. Provenzano is also eligible to receive incentive bonuses, stock ownership participation and employee related benefits. The 2003 agreement further provides that bonuses will be payable based on the greater of a performance scale established by the Compensation Committee, assigned by the Board, or 1.5% of the annual increase in market capitalization value. The compensation plan includes those benefits of car allowance and insurance benefits and a standard vacation package. The 2003 Provenzano Agreement has certain minimum performance standards and calls for a severance package equal to one year’s base compensation, plus an additional one half year’s compensation for each year of service beginning in 2003. Standard confidentiality, company ownership rights to property and assets and arbitration clauses are included in the 2003 Provenzano Agreement.

In 2005, as a result of our reduced needs, the Company and Mr. Provenzano agreed that he would work for the Company on an as needed basis. In 2006, we accrued salary for Mr. Provenzano in the amount of $101,200. Of this amount, $61,200 related to services performed in 2006 and $40,000 related to services performed in 2005 but which was not accrued in 2005. Of the total $101,200, $2,100 was paid in cash. On March 15, 2007, we converted $99,000 of accrued and unpaid compensation to Mr. Provenzano into 264,001 shares of our common stock at $0.375 per share, the closing price of our common stock on such date.

On January 10, 2008, we entered into a new employment agreement with Mr. Provenzano (the “2008 Provenzano Agreement”), pursuant to which Mr. Provenzano agreed to serve as Vice President of Operations effective January 1, 2008, in addition to continuing to serve as Corporate Secretary. The 2008 Provenzano Agreement replaces the 2003 Provenzano Agreement.

The 2008 Provenzano Agreement provides that Mr. Provenzano will receive base compensation of $79,200 annually (with automatic 10% annual increases). Mr. Provenzano is also entitled to reimbursement for authorized expenses he incurs in the course of his employment. In addition, Mr. Provenzano is eligible to receive discretionary bonuses, participate in benefits made generally available to our employees and receive grants under our 2007 Plan.

The initial term of the 2008 Provenzano Agreement is one year and is automatically renewable for additional one-year periods unless we have given at least 90 days’ notice of non-renewal. The 2008 Provenzano Agreement also contains additional provisions typical of an agreement of this nature.

In connection with the execution of the 2008 Provenzano Agreement, Mr. Provenzano also executed a non-disclosure agreement requiring him to keep certain Company information confidential, assigning creations and inventions during the term of his employment to the Company and prohibiting him from soliciting business during the term of his employment and for a period of time thereafter.

Director Compensation

Each director who is not an officer or employee of the Company receives an annual retainer of $40,000, paid in cash or shares of our common stock, in our sole discretion.

Director Compensation for Fiscal Year 2007

Name	Fees Earned or Fees Paid in Cash (1)		Stock or Option Awards		Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Dennis E. Marshall	$40,000	(2)	$3,999	(3)	$—	$—	$43,999
Gary A. Cox	$40,000	(4)	$3,999	(3)	$—	$—	$43,999

(1)	Does not include directors’ fees accrued and unpaid with respect to periods prior to January 1, 2007. As of December 31, 2006, there were accrued and unpaid directors’ fees relating to periods prior to January 1, 2007 in the amount of $33,963 for former director Steven V. Harrison, $108,000 for director Gary A. Cox and $30,000 for director Dennis E. Marshall. In March 2007, we converted those outstanding amounts into 458,568 shares of our common stock, at a conversion rate of $0.375 per share, the closing price of our common stock on the date of conversion. See “Executive Compensation—Stock Compensation Issued to Officers and Directors” below.

(2)	These fees were paid to Mr. Marshall by the issuance of common stock, as follows: on July 16, 2007, we issued to Mr. Marshall 30,769 shares of common stock as payment for $20,000 in fees owed for the six-month period ended June 30, 2007; on October 18, 2007, we issued to Mr. Marshall 15,874 shares of common stock as payment for $10,000 in fees owed for the three-month period ended September 30, 2007; on December 31, 2007, we issued to Mr. Marshall 10,417 shares of common stock as payment for $10,000 in fees owed for the three-month period ended December 31, 2007. All such issuances were priced at the closing price of our common stock on the date of issuance.

(3)	Consists of options to purchase 10,000 shares of our common stock issued to each of Mr. Marshall and Mr. Cox pursuant to the 2007 Plan on September 6, 2007. The options are exercisable at $0.40 per share, expire ten years from the date of grant, and are fully vested. The fair value of these option grants, as reported in the table above, was fully expensed for the year ended December 31, 2007.

(4)	These fees were paid to Mr. Cox both in cash, in the aggregate amount of $7,500, and by the issuance of shares of common stock, as follows: on July 16, 2007, we issued to Mr. Cox 30,769 shares of common stock as payment for $20,000 in fees owed for the six-month period ended June 30, 2007; on October 18, 2007, we issued to Mr. Cox 10,318 shares of common stock as payment for $6,500 in fees owed for the three-month period ended September 30, 2007; on December 31, 2007, we issued to Mr. Cox 6,250 shares of common stock as payment for $6,000 in fees owed for the three-month period ended December 31, 2007. All such issuances were priced at the closing price of our common stock on the date of issuance.

Stock Compensation Issued to Directors and Officers

On March 15, 2007, we converted an aggregate $608,759 of accrued payables, exclusive of director fees accrued with respect to periods prior to January 1, 2007 described above, to five of our current or former officers and directors into an aggregate 1,623,359 shares of our common stock, at a conversion rate of $0.375 per share, the closing price of our common stock on such date, as follows:

Name and Principal Position	Accrued and Unpaid Payable	Number of Shares
Dennis Calvert, President and Chief Executive Officer(1)	$337,796	900,790
Joseph Provenzano, Secretary(2)	99,000	264,001
Gary A. Cox, Director(3)	108,000	288,000
Dennis E. Marshall, Director(3)	30,000	80,000
Steven V. Harrison, former Director(3)	33,963	90,568

Total	$608,759	1,623,359

(1)	Represents employment compensation earned by Mr. Calvert in 2004 and 2005.

(2)	Consists of employment compensation earned by Mr. Provenzano in 2006.

(3)	Consists of directors’ fees earned in 2006.

See also “Security Ownership of Certain Beneficial Owners and Management” below.

Equity Compensation Plans

On August 7, 2007, our Board adopted the BioLargo, Inc. 2007 Equity Incentive Plan (“2007 Plan”) as a means of providing our directors, key employees and consultants additional incentive to provide services. Both stock options and stock grants may be made under this plan. The Compensation Committee administers this plan. The plan allows grants of common shares or options to purchase common shares. As plan administrator, the Compensation Committee has sole discretion to set the price of the options. The Compensation Committee may at any time amend or terminate the plan.

Under this plan, 6,000,000 shares of our common stock are reserved for issuance under awards. Any shares that are represented by awards under the 2007 Plan that are forfeited, expire, or are canceled or settled in cash without delivery of shares, or that are forfeited back to us or reacquired by us after delivery for any reason, or that are tendered to us or withheld to pay the exercise price or related tax withholding obligations in connection with any award under the 2007 Plan, will again be available for awards under the 2007 Plan. Only shares actually issued under the 2007 Plan will reduce the share reserve. If we acquire another entity through a merger or similar transaction and issue replacement awards under the 2007 Plan to employees, officers and directors of the acquired entity, those awards, to the extent permitted under applicable laws and securities exchange rules, will not reduce the number of shares reserved for the 2007 Plan.

The 2007 Plan imposes additional maximum limitations, which limitations will be adjusted to take into account stock splits, reverse stock splits and other similar occurrences. The maximum number of shares that may be issued in connection with incentive stock options granted to any one person in any calendar year intended to qualify under Internal Revenue Code Section 422 is 160,000 shares. The maximum number of shares that may be subject to stock options or stock appreciation rights granted to any one person in any calendar year is 200,000 shares, except that this limit is 400,000 shares if the grant is made in the year of the recipient’s initial employment. The maximum number of shares that may be subject to restricted stock or restricted stock units granted to any one person in any calendar year is 200,000 shares. The maximum number shares that may be subject to awards granted to any one Participant in any calendar year of (i) performance shares, and/or performance units (the value of which is based on the Fair Market Value of a Shares), is 200,000 Shares; and (ii) of performance units (the value of which is not based on the Fair Market Value of a Share) that could result a payment of more than $500,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 31, 2008 by (i) all stockholders known to the Company to be beneficial owners of more than 5% of the outstanding common stock; (ii) each director and executive officer of the Company individually, and (iii) all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership	Percent of Class (2)
5% or more Stockholders
Augustine II, LLC(3)	2,031,553	5.0%

Directors and Officers
Kenneth R. Code(4)	22,759,649	56.2%
Dennis Calvert(5)	5,140,192	11.9%
Joseph Provenzano	600,777	1.5%
Gary A. Cox(6)	425,337	1.1%
Dennis E. Marshall(7)	164,705	0.4%
Charles K. Dargan II(8)	50,000	0.1%
All directors and officers as a group (6 persons)	29,140,660	67.6%

(1)	Except as noted in any footnotes below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	Percentage ownership is based on 40,467,611 shares of common stock outstanding on March 31, 2008. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options, and for the directors and officers as a group, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)	Information regarding this beneficial owner has been obtained solely from a review of a Schedule 13G, including any amendments thereto, filed by such person with the SEC. The address for Augustine II, LLC is 141 West Jackson Boulevard, Suite 2182, Chicago, Illinois 60604.

(4)	Includes 22,139,012 shares issued on April 30, 2007 to IOWC Technologies, Inc., which Mr. Code controls, in connection with the acquisition by the Company of certain intellectual property and other assets on that date. See “Certain Relationships and Related Transactions—Transactions with Mr. Code”.

(5)	Includes 1,636,364 shares issued on April 13, 2007 to New Millennium Capital Partners, LLC (“New Millennium”), which is wholly owned or controlled by Mr. Calvert, on conversion of the principal amount of a promissory note held by New Millennium. Does not include shares issuable upon conversion of the remaining interest due pursuant to the New Millennium Note. See “Certain Relationships and Related Transactions—Transactions with Dennis Calvert and New Millennium Capital Partners, LLC.” Includes 2,577,753 shares issuable to Mr. Calvert upon exercise of a portion the option issued in connection with his employment agreement, which portion vests on April 30, 2008.

(6)	Includes 10,000 shares issuable upon exercise of an option issued pursuant to the 2007 Plan on September 6, 2007.

(7)	Includes 10,000 shares issuable upon exercise of an option issued pursuant to the 2007 Plan on September 6, 2007.

(8)	Consists of options to purchase 50,000 shares of our common stock issued on February 1, 2008. Mr. Dargan was appointed as our Chief Financial Officer effective February 1, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Dennis Calvert and New Millennium Capital Partners, LLC

New Millennium Note. In conjunction with our acquisition of a technology license from Med Wireless, Inc. (“Med Wireless”) on August 21, 2002, we assumed a $1,120,000 promissory note (the “Med Wireless Note”) with interest at 10% per annum payable by Med Wireless to Summitt Ventures, Inc. (“Summitt Ventures”). On March 26, 2003, Summitt Ventures sold the Med Wireless Note, together with 167,258 shares of the Company’s common stock, to New Millennium Capital Partners LLC (“New Millennium”), a limited liability company controlled and owned in part by the Company’s CEO and president, Dennis Calvert, in exchange for a $900,000 promissory note issued by New Millennium in favor of Summitt Ventures. Neither Med Wireless nor Summitt Ventures is or was controlled by, controlling, or under common control with, either New Millennium or Mr. Calvert.

From time to time following New Millennium’s acquisition of the Med Wireless Note, we have held discussions with New Millennium concerning potential amendments to the Med Wireless Note to amend payment dates and to add conversion features. New Millennium also agreed to waive a payment default with respect to a $100,000 installment payment originally due on October 1, 2003. On April 28, 2006, New Millennium agreed to amend the Med Wireless Note to (i) extend the due date to January 15, 2008; (ii) waive any payments of interest until the Med Wireless Note becomes due; (iii) reduce the principal amount of the Note from $1,120,000 to $900,000, equal to a 19.6% reduction; and (iv) correspondingly reduce the accrued but unpaid interest due under the terms of the Note from $317,956 to $255,636, also equal to a 19.6% reduction.

On April 13, 2007, New Millennium converted the $900,000 principal amount of the Note into 1,636,364 shares of our common stock, at a price of $0.55 per share, which was the last bid price on the date of conversion. Accrued but unpaid interest in the amount of $380,658 as of the conversion date of April 13, 2007 remains outstanding on the Note, which amount was due to be paid on January 15, 2008. We did not make such payment on such date. We are currently engaged in discussions with New Millennium to further extend the due date for payment of the accrued but unpaid interest. No additional interest will be accrued on this obligation.

Transactions with Mr. Calvert. On March 15, 2007, we converted an aggregate of $337,796 of accrued and unpaid obligations to Mr. Calvert into 900,790 shares of our common stock at $0.375 per share, the closing price of our common stock on such date. Of this amount, $334,683 related to accrued and unpaid compensation through December 31, 2006 and $3,113 related to accrued and unreimbursed expenses as of December 31, 2006.

Transactions with Mr. Code

Mr. Code is the beneficial owner of 22,759,649 shares of our common stock, and is our principal stockholder. On August 14, 2006, we issued 620,637 shares of its common stock to Mr. Code, as additional consideration for his entering into a Consulting Agreement with the Company. On April 30, 2007, we issued 22,139,012 shares of its common stock to IOWC Technologies, Inc., which Mr. Code controls, in connection with our acquisition of the BioLargo technology on that date. Mr. Code also entered into an employment agreement effective as of such date, pursuant to which he serves as our Chief Technology Officer, which is an executive officer position. Mr. Code was also appointed as a director pursuant to the terms of the agreements under which we acquired the BioLargo technology.

Consulting Agreement. On June 20, 2006, we entered into a Consulting Agreement with Mr. Code, which agreement was subsequently amended (as so amended, the “Consulting Agreement”). Pursuant to the Consulting Agreement, we engaged the services of Mr. Code, effective January 1, 2006, to advise the Company in research and development and technical support, and to provide other services and assistance in matters relating to the Company’s business.

The Consulting Agreement contained provisions requiring Mr. Code to devote substantially all of his business time to the Company; prohibiting Mr. Code from directly or indirectly engaging in any business activity that would be competitive with the business of the Company or its affiliates, including its wholly-owned subsidiary BioLargo Life Technologies, Inc.; providing that during the term of the Consulting Agreement and for one year post-termination, Mr. Code would not solicit the Company’s employees or customers; and other standard provisions typical for a consulting agreement. The Consulting Agreement also provided that the Company would retain the exclusive right to use or distribute all creations which may be created during the term of the Consulting Agreement. The Consulting Agreement terminated on April 30, 2007, when the Company acquired the BioLargo technology and entered into an employment agreement with Mr. Code (see “Employment Agreements—Kenneth Code” above). During the term of the Consulting Agreement, Mr. Code was paid $15,400 per month, prorated for partial months, and was entitled to reimbursement for authorized business expenses incurred in the performance of his duties.

Research and Development Agreement. On August 11, 2006, the Company and BLTI entered into a Research and Development Agreement, which agreement was subsequently amended (as so amended, the “R&D Agreement”), with IOWC and Mr. Code. Pursuant to the R&D Agreement, IOWC and Mr. Code provided research and development services and expertise in the field of disposable absorbent products to the Company and BLTI.

The R&D Agreement provided that the Company and BLTI will own, and the Company and BLTI will have the exclusive right to commercially exploit, the intellectual property developed, created, generated, contributed to or reduced to practice pursuant to the R&D Agreement. In addition, IOWC and Mr. Code agreed that during the term of the R&D Agreement and for one year after termination they would not compete with, and will not provide services to any person or entity which competes with, any aspect of BLTI’s business.

The R&D Agreement terminated on April 30, 2007 when the Company acquired the BioLargo technology. During the term of the R&D Agreement, but only after mutually acceptable research facilities are established for the performance of IOWC’s services (as of this date, no acceptable research facilities have been established), IOWC was to be paid (i) a fee of $5,500 per month for each month during which no services are being performed pursuant to the R&D Agreement to offset for laboratory and/or office and IOWC employee expenses and (ii) such additional amounts as the parties may agree in connection with specific research projects conducted pursuant to the R&D Agreement.

As further consideration to Mr. Code to enter into the R&D Agreement, on August 14, 2006 the Company issued to Mr. Code 620,637 shares of its common stock.

Asset Purchase Agreement. For information regarding the terms of the asset purchase agreement dated as of April 30, 2007, entered into by the Company, BLTI, Mr. Code and IOWC, pursuant to which certain intellectual property and other assets were acquired by the Company from Mr. Code and IOWC on April 30, 2007, please see pages 10-12 of the Company’s 10-K, Part I, Item 1, “Acquisition of the BioLargo Technology”. A copy of the 10-K is being provided to each stockholder of record at the time this information statement is being mailed.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table summarizes the fees billed by Jeffrey S. Gilbert, our principal independent public accountant, for professional services rendered to the Company and its subsidiaries during 2006 and 2007:

	Amount Billed and Paid
Type of Fee	Fiscal Year 2006	Fiscal Year 2007
Audit Fees(1)	$64,400	$49,300
Audit-Related(2)	11,000	11,000
Tax(3)	—	—
All Other(4)	—	—

Total	$75,400	$60,300

(1)	This category consists of fees for the audit of our annual financial statements included in our annual report on Form 10-KSB, as amended, and review of the financial statements included in the Company’s quarterly reports on Form 10-QSB. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” on internal control matters.

(2)	Represents services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years, aggregate fees charged for assurance and related services that are reasonably related to the performance of the audit and are not reported as audit fees. These services include consultations regarding Sarbanes-Oxley Act requirements, various SEC filings and the implementation of new accounting requirements.

(3)	Represents aggregate fees charged for professional services for tax compliance and preparation, tax consulting and advice, and tax planning.

(4)	Represents aggregate fees charged for products and services other than those services previously reported as charged by former auditors.

REPORT OF COMPENSATION COMMITTEE

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this report. The Compensation Committee has furnished this report on executive compensation for the 2007 fiscal year.

Compensation Program and Philosophy

The Compensation Committee administers the Company’s executive compensation program. The Compensation Committee has the authority to review and determine the salaries and bonuses of the executive officers of the Company, including the Chief Executive Officer and the other Named Executive Officers, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to all of the Company’s employees under the Company’s equity incentive plans.

The Compensation Committee operates under a written charter. The duties and responsibilities of a member of the Compensation Committee are in addition to his or her duties as a member of the Board. The charter reflects these various responsibilities, and the Committee is charged with periodically reviewing the charter. The Committee’s membership is determined by the Board and is composed entirely of independent directors. In addition, the Committee has the authority to engage the services of outside advisors, experts and others, including independent compensation consultants who do not advise the Company, to assist the Committee. Mr. Marshall has served as Chairman of the Compensation Committee since April 28, 2006. Mr. Cox also serves on the Compensation Committee. The Compensation Committee met four times during 2007.

The Compensation Committee believes that the compensation programs for the Company’s executive officers should reflect the Company’s performance, support the short- and long-term strategic goals and values of the Company, reward individual contribution to the Company’s success and align the interests of the Company’s executive officers with the interests of the Company’s stockholders. The Company is engaged in a very competitive industry, and the Company’s success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals. To that end, it is the view of the Board that the total compensation program for executive officers should consist of all or most of the following components:

•	base salary

•	bonus

•	equity-based compensation

The Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Company’s chief executive officer and the Company’s other executive officers. Typically, our Chief Executive Officer makes compensation recommendations to the Committee with respect to the compensation of our officers, and the Committee may accept or adjust such recommendations in its discretion. In 2007, the Committee considered management’s continuing achievement of its short- and long-term goals versus its strategic imperatives. The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2007 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years. Moreover, all of the Company’s Named Executive Officers have entered into employment agreements or arrangements with the Company and many components of each such person’s compensation, including both base salary and some portion of bonus, are set by such agreement or arrangement.

Chief Executive Officer Compensation

In March 2007 our Chief Executive Officer made recommendations to the Committee that the Committee approve the substantive terms of a draft employment agreement between the Company and himself, to be effective upon closing of the acquisition of the BioLargo technology. The Committee reviewed and evaluated such recommendations and made modifications to the terms of such employment agreement. Following the completion of the Committee’s evaluation, the Board reviewed and approved the employment agreement for Mr. Calvert, as recommended by the Committee.

On April 30, 2007, the Company entered into an employment agreement with Mr. Calvert, pursuant to which, among other things, Mr. Calvert will continue to be employed as the President, Chief Executive Officer and Interim Chief Financial Officer of the Company for a five-year term, at an annual base salary of $184,800 for 2007, with 10% increases for each subsequent calendar year of the agreement. In addition, Mr. Calvert is entitled to receive bonuses granted in the discretion of the Compensation Committee.

The 2007 Calvert Employment Agreement provides that Mr. Calvert will be granted an option (the “Option”) to purchase 7,733,259 shares of the Company’s common stock. The Option shall be a non-qualified stock option, shall be exercisable at $0.18 per share, shall be exercisable for ten years from the date of grant and shall vest over time as follows:

First anniversary of the date of this Agreement	2,577,753
Second anniversary of the date of this Agreement	2,577,753
Third anniversary of the date of this Agreement	2,577,753

Notwithstanding the foregoing, any portion of the Option which has not yet vested shall be immediately vested in the event of, and prior to, a change of control, as defined in the 2007 Calvert Employment Agreement. Consistent with the foregoing, the precise terms and conditions of the agreement evidencing the Option to be entered into between the Company and Mr. Calvert shall be as determined by the Board of Directors and/or the Compensation Committee.

Other provisions of the 2007 Calvert Employment Agreement are discussed elsewhere in this Information Statement. See “EXECUTIVE COMPENSATION—Employment Agreements—Dennis Calvert” above.

Chief Technology Officer Compensation

In the course of negotiating the acquisition of the BioLargo technology our Chief Executive Officer conducted negotiations with Mr. Code concerning the terms and conditions of an employment agreement between the Company and Mr. Code. As part of these negotiations, our Chief Executive Officer consulted with certain individual members of the board and legal counsel with respect to such terms and conditions. In March 2007, our Chief Executive Officer made recommendations to the Committee that the Committee approve the substantive terms of a draft employment agreement with Mr. Code to be effective upon closing of the IOWC transactions. The Committee reviewed and evaluated such recommendations, and made modifications to the terms. Following the completion of the Committee’s evaluation, the Board reviewed and approved the employment agreement for Mr. Code, as recommended by the Committee.

On April 30, 2007, the Company entered an employment agreement with Mr. Code, pursuant to which, among other things, Mr. Code was named the Company’s Chief Technology Officer for a five-year term, at an annual base salary of $184,800 for 2007, with 10% increases for each subsequent calendar year of the agreement. In addition, Mr. Code is entitled to receive bonuses granted in the discretion of the Compensation Committee. Other provisions of Mr. Code’s employment agreement are discussed elsewhere in this Information Statement. See “EXECUTIVE COMPENSATION—Employment Agreements—Ken Code” above.

Other Executive Compensation

In 2005, as a result of the Company’s reduced needs, the Company and Mr. Provenzano agreed that he would work for the Company on an as needed basis. In 2006, the Company accrued salary for Mr. Provenzano in the amount of $101,200. Of this amount, $61,200 related to services performed in 2006 and $40,000 related to services performed in 2005 but which was not accrued in 2005. Of the total $101,200, $2,100 was paid in cash and the remaining $99,000 was accrued and unpaid as of December 31, 2006. On March 15, 2007, the $99,000 balance was converted into 264,001 shares of the Company’s common stock at $0.375 per share, the closing price of a share of the Company’s common stock on the March 15, 2007 conversion date. During 2007, Mr. Provenzano continued to serve the Company on as needed basis, and the Company accrued $70,166 related to services performed in 2007. The Compensation Committee relied on the decisions of Dennis Calvert, the Company’s President and Chief Executive Officer in deciding how much time the Company required of Mr. Provenzano and also how much of the compensation provided for pursuant to Mr. Provenzano’s employment agreement he should be paid for such work. See “EXECUTIVE COMPENSATION—Employment Agreements—Joseph L. Provenzano”, above.

As part of the negotiations with Mr. Provenzano, our Chief Executive Officer consulted with certain individual members of the Committee and legal counsel with respect to terms and conditions of his employment agreement. In January 2008 our Chief Executive Officer made recommendations to the Committee that the Committee approve a new employment agreement with Mr. Provenzano. The Committee reviewed and evaluated such recommendations and, following the completion of the Committee’s evaluation, the Board reviewed and approved the employment agreement for Mr. Provenzano, as recommended by the Chief Executive Officer and the Committee. See the description of the 2008 Provenzano Agreement in “EXECUTIVE COMPENSATION—Employment Agreements—Joseph L. Provenzano”, above.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance based. Non-performance based compensation paid to the Company’s executive officers for the 2007 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company’s executive officers for the 2008 fiscal year will exceed that limit. Because it is unlikely that the cash non-performance based compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash non-performance based compensation of any executive officer ever approach the $1 million level.

Submitted by the Compensation Committee:

/s/ Dennis E. Marshall, Chair

/s/ Gary Cox

REPORT OF AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein, and shall not be deemed to be soliciting material or otherwise deemed filed under either such Act.

The Audit Committee is currently comprised of two independent directors, both of whom are independent under the rules of the SEC and Nasdaq. Mr. Marshall serves as Chairman of the Audit Committee. Mr. Cox also serves on the Audit Committee. The Board has determined that Mr. Marshall qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The duties and responsibilities of a member of the Audit Committee are in addition to his or her duties as a member of the Board. The Audit Committee operates under a written charter, a copy of which is available on the Company’s corporate website. The Audit Committee met six times during 2007.

The Audit Committee’s primary duties and responsibilities are to:

•	engage the Company’s independent auditor,

•	monitor the independent auditor’s independence, qualifications and performance,

•	pre-approve all audit and non-audit services,

•	monitor the integrity of the Company’s financial reporting process and internal control systems,

•	provide an open avenue of communication among the independent auditor, financial and senior management of the Company and the Board, and

•	monitor the Company’s compliance with legal and regulatory requirements, contingent liabilities, risk assessment and risk management.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In carrying out these responsibilities, the Audit Committee monitored the scope and staffing of the Company’s internal management group that was previously established by the Company and held meetings with the Company’s internal auditor regarding the progress and completion of the implementation of the Company’s internal controls and the scope of their audit of such internal controls.

In overseeing the preparation of the Company’s financial statements, the Audit Committee held meetings with the Company’s internal auditor and independent auditors, both in the presence of management and privately, to review and discuss all financial statements prior to their issuance and to discuss the overall scope and plans for their respective audits, the evaluation of the Company’s internal controls and significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the statements with both management and the Company’s independent auditors. In accordance with Section 204 of the Sarbanes-Oxley Act of 2002 and the Statement on Auditing Standards (“SAS”) No. 61 (Communication With Audit Committees) as amended by SAS No. 90 (Audit Committee Communications), the Audit Committee has discussed with the Company’s independent auditors all matters required to be discussed under the Sarbanes-Oxley Act and the foregoing standards.

With respect to the Company’s independent auditors, the Audit Committee, among other things, discussed with Jeffrey S. Gilbert matters relating to its independence, including the written disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also reviewed and approved the audit and non-audit fees of Mr. Gilbert.

On the basis of these reviews and discussions, the Audit Committee (i) appointed Mr. Gilbert as the Company’s independent registered public accounting firm for the 2008 fiscal year and (ii) recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the 10-K for filing with the SEC.

Submitted by the Audit Committee:

/s/ Dennis E. Marshall, Chair

/s/ Gary Cox

STOCKHOLDER PROPOSALS

From time to time stockholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting of stockholders. Under the rules of the SEC, to be included in the proxy statement for our 2009 annual meeting of stockholders, proposals must be received by us no later than March 1, 2009.

ANNUAL REPORT ON FORM 10-K

We filed with the SEC our Annual Report for the year ended December 31, 2007 on Form 10-K on April 15, 2008. A copy of the 10-K has been mailed to all stockholders along with this information statement. Stockholders may obtain additional copies of the 10-K and the exhibits thereto, without charge, by writing to our Corporate Secretary, at our principal executive offices at 2603 Main Street, Suite 1155, Irvine, California 92614.

We incorporate by this reference herein the Company’s Financial Statements and the notes thereto, and the discussions under the captions “Description of Business,” “Description of Properties,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the 10-K.

OTHER MATTERS

Management does not know of any matters to be considered by the Consenting Stockholders other than those set forth herein and in the notice accompanying this information statement.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE NOT REQUESTED TO SEND US A PROXY.

By Order of the Board of Directors,

Dennis Calvert

Chairman

Irvine, California

April 29, 2008